UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 5, 2010

II-VI Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

0-16195	25-1214948
(Commission File Number)	(IRS Employer Identification No.)

375 Saxonburg Boulevard, Saxonburg, Pennsylvania	16056
(Address of Principal Executive Offices)	(Zip Code)

(724) 352-4455

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 5, 2010, Herman E. Reedy, Executive Vice President – Infrared Optics of II-VI Incorporated (the “Company”), informed the Company that he will retire from his day-to-day responsibilities effective as of December 31, 2010.

Item 5.07	Submission of Matters to a Vote of Security Holders

On November 5, 2010, the Company held its 2010 annual meeting of stockholders. As of the record date of September 3, 2010, there were 30,919,359 shares of common stock outstanding and entitled to vote at the meeting. A total of 28,878,884 shares were present in person or by proxy at the annual meeting of stockholders.

At the annual meeting, our shareholders elected Peter W. Sognefest and Francis J. Kramer as Class Two Directors, to serve until our 2013 annual meeting of shareholders or until their respective successors are duly elected and qualified. The proposal received the following votes:

Peter W. Sognefest

For	Withheld	Broker Non-Vote
23,903,994	906,580	4,068,310

Francis J. Kramer

For	Withheld	Broker Non-Vote
22,963,682	1,846,892	4,068,310

At the annual meeting, shareholders ratified the selection of Ernst & Young LLP, as the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2011. The proposal received the following votes:

For	Against	Abstain
28,158,613	697,818	22,453

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 99.1	Press release dated November 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

II-VI INCORPORATED
(Registrant)

Date: November 9, 2010	By:	/S/ FRANCIS J. KRAMER
Francis J. Kramer
President and Chief Executive Officer

Date: November 9, 2010	By:	/S/ CRAIG A. CREATURO
Craig A. Creaturo
Chief Financial Officer and Treasurer